UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2010

Cinnabar Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17595 S. Tamiami Trail, Suite 300 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2010, Linda Starr resigned from her position as a director of Cinnabar Ventures Inc. (the “Company”) in order to pursue other business opportunities.  Her resignation was not the result of any disagreements with the Company on any matters relating to our operations, policies and practices.

Item 8.01                      Other Events.

On April 9, 2010, the Company entered into a non-binding letter of intent (the “Clusty LOI”) with Vivisimo, Inc., a Delaware corporation (“Vivismo”), to purchase the following assets: (i) the Clusty.com < http://clusty.com > domain; (ii) a non-exclusive, non-competitive (consumer search) and perpetual license of Velocity, a metasearch engine which organizes numerous search results into several meaningful categories, solely for use in connection with Clusty through the Yippy OS platform(s). This is to include the scripts Vivismo currently uses to run Clusty on Velocity; and (iii) all sub domains of Vivismo, including but not limited to Clusty Labs, Clusty Wii, Clusty Cloud, Shakespeare Searched, and Clusty Ben (the “Assets”).

The Company paid a sum of fifty thousand dollars ($50,000) to Vivismo in consideration for (i) entering into the Clusty LOI and (ii) an exclusive dealing period for the Assets between the effective date of the Clusty LOI and May 14, 2010.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                      Description

17.1                      Letter of Resignation of Linda Starr

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINNABAR VENTURES INC.
Date: April 15, 2010	By:	/s/ Richard Granville
Richard Granville
Chief Executive Officer